Exhibit 99.1

QXO Completes Acquisition of TopBuild

Deal Expected to Be Substantially Accretive to QXO’s Earnings

GREENWICH, Conn. — July 1, 2026 — QXO, Inc. (NYSE: QXO) today announced it has completed its previously disclosed acquisition of TopBuild Corp. The transaction significantly expands QXO’s scale and capabilities across the building products value chain. QXO now holds leadership positions in key building product categories in North America:

•	#1 in insulation
•	#2 in roofing
•	#1 in waterproofing
•	#1 or #2 in the lumber and building materials sector, in key geographies served

The company also announced that Alec Covington, TopBuild’s former Chairman, joined QXO’s Board of Directors, effective immediately. Mr. Covington replaces Jared Kushner, who has resigned from the Board of Directors to focus on government service.

Brad Jacobs, Chairman and Chief Executive Officer of QXO, said, “By acquiring TopBuild, we’re broadening our product offering, adding installation capabilities, and expanding our exposure to fast-growing end markets like data centers. By 2030, we expect to generate at least $300 million in annual synergies largely from procurement, pricing, and cross-selling, while applying TopBuild’s operational excellence across QXO. The transaction is expected to be highly accretive to earnings and advance our plan to build a world-class company with $50 billion in revenue. I’m grateful to Jared for his significant contributions to the company, and I’m pleased to welcome Alec to the Board.”

Under the terms of the merger agreement, former TopBuild shareholders received cash, shares of QXO’s common stock, or a combination of both, based on their elections and subject to proration and the other terms and conditions in the merger agreement.

With the acquisition complete, TopBuild is now a wholly owned subsidiary of QXO, and its shares stopped trading on the New York Stock Exchange before the market opened today.

Advisors

Morgan Stanley & Co. LLC acted as lead financial advisor to QXO, and Barclays and Wells Fargo Securities acted as additional financial advisors to QXO. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal counsel to QXO.

About QXO

QXO is North America’s largest distributor and installer of insulation; second-largest distributor of roofing products; second-largest publicly traded distributor of lumber and building materials; and largest distributor of waterproofing products. QXO is the fastest growing company in the $800 billion building products distribution industry and plans to become the tech-enabled leader by delivering best-in-class customer satisfaction and outsized returns for its shareholders. The company is targeting $50 billion in annual revenue within the next decade through accretive acquisitions and organic growth. Visit QXO.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, the anticipated benefits of the acquisition and expected future financial position and results of operations, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others: (i) the risk that the anticipated benefits of the acquisition may not be fully realized or may take longer to realize than expected; (ii) the effect of the acquisition on QXO’s business relationships with employees, customers or suppliers, operating results and business generally; (iii) unexpected costs, charges or expenses resulting from the acquisition; (iv) potential litigation and/or regulatory action relating to the acquisition; (v) the impact of legislative, regulatory, economic, competitive and technological changes; (vi) unknown liabilities and uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and (vii) those risks and uncertainties set forth in QXO’s and TopBuild’s filings with the Securities and Exchange Commission (the “SEC”), including each company’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q. Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. QXO does not undertake any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

QXO Contacts:

Media

Joe Checkler
joe.checkler@qxo.com
203-609-9650

Investors

Mark Manduca
mark.manduca@qxo.com
203-321-3889